UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2008

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26536 (Commission File Number)	33-0029027 (IRS Employer Identification No.)
51 Columbia, Suite 200
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 362-5800
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
Smith Micro Software, Inc. (the “Company”) has discovered an error in a graph contained in the letter to shareholders from Chairman William W. Smith, Jr. (the “Letter”) sent along with its proxy statement dated July 11, 2008 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders to be held on August 14, 2008 (the “Annual Meeting”).
The error was made in one column of the graph contained on the first page of the letter from Mr. Smith. The column corresponding to revenues received by the Company in the second quarter of 2006 should have indicated a level of $12.6 million, rather than $21.6 million as indicated in the Letter sent to stockholders. This information was correctly reported under Item 8 in the Annual Report on Form 10-K accompanying the Letter and Proxy Statement, and elsewhere in the Company’s public filings.
Any shareholder that may want to change or revoke their vote or any proxy that they may have granted in connection with the Annual Meeting should refer to the Proxy Statement for instructions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
Date: July 29, 2008	/s/ Andrew C. Schmidt
Andrew C. Schmidt
Vice President and Chief Financial Officer